Exhibit 10.4

Execution Version

AMENDMENT NUMBER THREE TO GENERAL CONTINUING GUARANTY
THIS AMENDMENT NUMBER THREE TO GENERAL CONTINUING GUARANTY (this “Amendment”), dated as of April 26, 2024, is entered into by and among, on the one hand, the several banks and other financial institutions and lenders from time to time party hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”), and CITY NATIONAL BANK, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and, on the other hand, ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (the “Guarantor”).
W I T N E S S E T H
WHEREAS, ACRC LENDER LLC, a Delaware limited liability company (the “Borrower”), Lenders, and Agent are parties to that certain Credit Agreement, dated as of March 12, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Guarantor has provided that certain General Continuing Guaranty, dated as of March 12, 2014 (as amended by Amendment Number Four to Credit Agreement and Amendment Number One to General Continuing Guaranty dated as of December 27, 2016, and by Amendment Number Eight to Credit Agreement, Amendment to Security Agreement, and Amendment to General Continuing Guaranty dated as of November 12, 2021, the “Existing Guaranty” and, as further amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”) for the benefit of the Agent;
WHEREAS, Guarantor has requested that Agent and Lenders make certain amendments to the Existing Guaranty; and
WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to make certain amendments to the Existing Guaranty.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Defined Terms. All initially capitalized terms used herein and not otherwise defined herein (including the preamble and recitals hereof) shall have the meanings ascribed thereto in the Guaranty or the Credit Agreement.
2.Amendments to the Existing Guaranty. The Existing Guaranty is hereby amended as follows:
(a)The definition “EBITDA” in Section 1(a) is deleted entirely and replaced with the following:
““EBITDA” with respect to any Person and for any Test Period, means an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense (other than those related to capital expenditures that have not been included in the calculation of Fixed Charges), (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains, losses and expenses, including but not limited to transaction expenses relating to business combinations, other acquisitions and unconsummated transactions, (v) unrealized loan loss reserves (including but not limited to CECL Reserves), impairments associated with owned real estate, and other similar charges, including but not limited to reserves for loss sharing arrangement associated with mortgage servicing rights, (vi) realized losses on loans and loss sharing arrangements associated with mortgage servicing rights and (vii) unrealized gains, losses and expenses associated with (A) derivative liabilities including but not limited to convertible note issuances and (B) mortgage servicing rights (other than the initial revenue recognition of recording an asset), plus (b) such Person's proportionate share of Net Income (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person) of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.”
(b)The definition “Fixed Charge Coverage Ratio” in Section 1(a) is deleted entirely and replaced with the following:
““Fixed Charge Coverage Ratio” means EBITDA (as determined in accordance with GAAP and as further defined herein) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided, that the “Fixed Charge Coverage Ratio” and associated components thereof (including Debt Service, EBITDA, Fixed Charges and Net Income) shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of any applicable Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.”
(c)The definition “Tangible Net Worth” in Section 1(a) is deleted entirely and replaced with the following:
““Tangible Net Worth” means all amounts that are included under capital or shareholder's equity (or any like caption) on the balance sheet of any Person on a consolidated basis in accordance with GAAP, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus (1) deferred origination fees, net of deferred origination costs, and (2) the aggregate amount of CECL Reserves and any other non-cash items (including inter alia credit loss or valuation reserves or allowances, unrealized losses, and accumulated depreciation and amortization), all on or as of such date; provided, that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under

GAAP. For sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.”
(d)The following definition is added in the correct alphabetical order:
““CECL Reserves” means, with respect to any Person, current expected credit loss reserve amounts on both outstanding balances and unfunded commitments and any other applicable investment, property or assets, in each case, established by such Person in accordance with GAAP including Accounting Standards Codification (ASC) 326.”
3.Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment:
(a)Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.
(b)After giving effect to this Amendment, the representations and warranties herein and in the Guaranty and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).
(c)No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall be pending or, to Guarantor’s knowledge, overtly threatened that could reasonably be expected to have: (i) a material adverse effect on Borrower’s ability to repay the Loans, (ii) a Material Adverse Effect on Borrower or (iii) a material adverse effect on Guarantor’s ability to perform under the Guaranty.
(d)After giving effect to this Amendment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.
4.Representations and Warranties. Guarantor hereby represents and warrants to Agent and the Lenders as follows:
(a)Guarantor is a duly organized and validly existing limited liability company, corporation, limited partnership or other entity, as applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
(b)Guarantor has all requisite limited liability company, corporate, limited partnership or other entity power to execute and deliver this Amendment. The execution, delivery, and performance of this Amendment have been duly authorized by Guarantor and all necessary limited liability company, corporate, limited partnership or other entity action in respect thereof has been taken, and the execution, delivery, and performance of this Amendment does not require any consent or approval of any other Person that has not been obtained (except for such consents or approvals as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole).

(c)This Amendment, when executed and delivered by Guarantor, will constitute the legal, valid, and binding obligations of Guarantor, enforceable against Guarantor, in accordance with its terms, except as the enforceability hereof may be affected by: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) equitable principles of general applicability (whether considered in a proceeding in equity or law).
5.GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF TRIAL BY JURY. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION AND VENUE, AND WAIVER OF TRIAL BY JURY SET FORTH IN SECTIONS 11.6 – 11.8 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
6.Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
7.Effect on Loan Documents.
(a)The Existing Guaranty, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Guaranty or any other Loan Document. Except for the amendments to the Existing Guaranty expressly set forth herein, the Existing Guaranty and the other Loan Documents shall remain unchanged and in full force and effect. The modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Event of Default or Unmatured Event of Default, shall not operate as a consent to any waiver, consent or further amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Guaranty will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower or Guarantor remains in the sole and absolute discretion of Agent and the Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Guaranty or the other Loan Documents, the terms and provisions of this Amendment shall control.
(b)Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Guaranty, and each reference in the other Loan Documents to “the Guaranty”, “thereunder”, “therein”, “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty modified and amended hereby.
(c)To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Guaranty, after giving effect to this

Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Guaranty as modified or amended hereby.
(d)This Amendment is a Loan Document.
(e)The rules of construction set forth in Section 1.2 of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.
8.Entire Agreement. This Amendment, and the terms and provisions hereof, the Guaranty and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
9.Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
10.Reaffirmation of Obligations. Guarantor hereby reaffirms its obligations under each Loan Document to which it is a party.
11.Ratification. Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Guaranty and the Loan Documents to which it is a party effective as of the date hereof and as amended hereby.
12.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ARES COMMERCIAL REAL ESTATE CORPORATION,
a Maryland corporation, as Guarantor

By: /s/ Keith Kooper
Name: Keith Kooper
Title:Vice President and Assistant Secretary

CITY NATIONAL BANK,
a national banking association,
as Agent and as a Lender

By: /s/Brandon Feitelson
Name: Brandon Feitelson
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO GENERAL CONTINUING GUARANTY]